UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
—————————————————————————
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement

On May 5, 2008, Artesian Water Maryland, Inc. (“Artesian Maryland”), a subsidiary of Artesian Resources Corporation (“Artesian Resources”), signed an agreement (the “Purchase Agreement”) to acquire all the outstanding membership interests of Mountain Hill Water Company, LLC (“Mountain Hill”) from its sole member, Sunrise Holdings L.P. (“Sunrise”) for a purchase price of approximately $6.0 million.  The acquisition includes a 0.3 million gallon per day water treatment facility, 4 wells with a capacity of up to 500,000 gallons per day, 500,000 gallon elevated storage tank and approximately 8 miles of main, which is situated within the core of Cecil County’s designated growth corridor.  In addition, the acquisition also provides Artesian  Maryland the right to serve the entire 8,000 acres owned by Sunrise or its associates.  The purchase price shall be payable by Artesian Maryland over 5 years with 20% due at the closing and the balance of the purchase price represented by a promissory note bearing interest at the London Interbank Offering Rate plus 150 basis points and payable in four equal annual installments (the “Note”).  The Note will be secured by first lien security interest in all of Mountain Hill’s assets in favor of Sunrise.  Mountain Hill currently serves two commercial accounts in the Principio Business Park, located within Cecil County, Maryland’s designated growth corridor.  The proposed acquisition is expected to provide water service to customers in portions of the Principio Business Park, the proposed 660 home residential development of Charlestown Crossing and surrounding area.

As a condition to the purchase, Artesian Maryland further agreed that, at the request of Sunrise or one if its designated affiliates, Mountain Hill or one of its affiliates would supply water to any user located in any territory within Cecil County that is served by Mountain Hill or one of its affiliates, subject to certain conditions.  This obligation will remain in place as long as Mountain Hill or one of its affiliates own water infrastructure in Cecil County Maryland and is guaranteed by Artesian Resources.

 The purchase is subject to acquiring approval from the Maryland Public Service Commission as well as other customary closing conditions. We expect the acquisition will be completed by the end of the third quarter of 2008.

A copy of the Purchase Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, that we believe to be reasonable as of today’s date. Statements in this Current Report on Form 8-K that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in our 2007 Annual Report on Form 10-K.  Such information contained herein represents our management’s best judgment as of the date hereof based on information currently available.  We do not intend to update this information and disclaim any legal obligation to the contrary.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1     Limited Liability Interest Purchase Agreement, dated May 5, 2008 by and among Artesian Maryland, Inc., a Delawarecorporation, Mountain Hill Water Company, LLC, a Maryland limited liability company,
            Sunrise Holdings, L.P., a Pennsylvania limited partnership and Artesian Resources Corporation, a
            Delaware corporation, for the limited purposes set forth therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: May 9, 2008	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer